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                                                                EXHIBIT 99(a)


                       FIDELITY NATIONAL FINANCIAL INC.
                           (A DELAWARE CORPORATION)
                      1987 EMPLOYEE STOCK PURCHASE PLAN


        PURPOSE OF PLAN. The purpose of this 1987 Stock Purchase Plan (the "Plan") is to encourage a sense of proprietorship on the part of employees of Fidelity National Financial, Inc. (the "Company") and its subsidiary corporations (as defined below) by assisting them in making regular purchases of shares of stock of the Company, and thus to benefit the Company by increasing such employees' interest in the growth of the Company and subsidiary corporations and in such entities' financial success. Participation in the Plan is entirely voluntary, and the Company makes no recommendation to its employees as to whether they should participate.

        1.      DEFINITIONS.

                1.1 "Base earnings" shall mean the Employee's regular salary rate before deductions required by laws and deductions authorized by the Employee. In the case of employees primarily compensated on a commission basis, Base Earnings may include an amount of commission earnings not to exceed $2,500.00 per month. Base Earnings do not include: pay for overtime, extended workweek schedules, or any other form of extra compensation; payments by the Company or subsidiary corporations, unemployment compensation, any disability payments or other payments required by statute; or contributions by the Company or subsidiary corporations, as applicable, for insurance, annuity, or other employee benefits plans.

                1.2 "Board" shall mean the Board of Directors of the Company.

                1.3 "Broker" shall mean the financial institution designated to act as Broker under the Plan pursuant to Paragraph 16 hereof.

                1.4 "Brokerage Account" shall mean an account established on behalf of each Participant pursuant to Paragraph 8.1 hereof.

                1.5 "Committee" shall mean a Stock Purchase Committee appointed by the Board.

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                1.6     "Common Stock" shall mean the Common Stock of the
        Company.

                1.7 "Company" shall mean Fidelity National Financial, Inc., a Delaware corporation, or any successor.

                1.8 "Company Account" shall mean the account established in the name of the Company pursuant to Paragraph 7.2 hereof.

                1.9 "Employee" shall mean any person who is currently employed by the Company or one of its subsidiary corporations for at least __ hours per week and has been so employed continuously during the preceding 90 days (provided that the Board or the Comnmittee may in its discretion waive such 90-day requirement), excluding non-employees and persons on leave of absence. An Employee may also be referred to herein as a Participant.

                1.10 "Enrollment Form" shall mean the Employee Stock Purchase Plan Enrollment Form.

                1.11 "Interested Party" shall mean the persons described in Paragraph 16 hereof.

                1.12    "Plan" shall mean this Employee Stock Purchase Plan.

                1.13 "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a subsidiary corporation, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a subsidiary corporation.

        2.      ADMINISTRATION.   The Plan shall be administered by the Board
or, in the discretion of the Board, by the Committee which shall consist of not less than two persons to be appointed by, and to serve at the pleasure of, the Board. No member of the Board or Committee who is not an Employee shall be eligible to participate in the Plan. An aggregate of 800,000 shares of Common Stock shall be subject to the Plan, provided that such number shall be automatically adjusted to reflect any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination, reclassification or similar corporate change. The Board or the Committee shall have full authority to construe, interpret, apply and administer the Plan and to establish and amend such rules and procedures as its deems necessary or appropriate from time to time for the proper administration of the Plan. In addition, the Board or the Committee may engage or hire such persons, including without limitation, the Broker, to provide administrative, record keeping and other similar services in connection with its administration of the Plan, as it may deem necessary or appropriate from time to time. The members of the Board and the Committee and the officers of the Company shall be entitled to rely upon all certificates and reports made by such persons, including the Broker, and upon all opinions given by any legal counsel or investment adviser or investment adviser selected or approved by the Board or the Committee. The members


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of the Board and the Committee and the officers of the Company shall be fully protected in respect of any action taken or suffered to be taken by them in good faith in reliance upon any such certificates, reports, opinions or other advice of any such person, and all action so taken or suffered shall be conclusive upon each of them and upon all Participants. The Company shall indemnify each member of the Board and the Committee and any other officer or employee of the Company who is designated to carry out any responsibilities under the Plan for any liability arising out of or connected with his or her duties hereunder, except such liability as may arise from such person's gross negligence or willful misconduct.

        3. ELIGIBILITY. Any Employee as defined in Paragraph 1.9 shall be eligible to participate in the Plan. Any Employee partcipating in the Plan who, after the commencement of a particular Offering Period, as defined in Paragraph 4, shall for any reason fail to meet the standards of eligibility, shall be considered to have withdrawn from the Plan, effective as of the date upon which the Participant from the Plan shall include ineligibility as described in this Paragraph 3.

        4.      OFFERING PERIODS.   Shares shall be offered pursuant to this
Plan in consecutive periods ("Offering Periods") of three months duration each, commencing on the effective date of the Plan pursuant to Paragraph 21 and continuing thereafter until terminated in accordance with Paragraph 14. The Board shall have the power to change the duration of Offering Periods if such change is announced at least 10 days prior to the scheduled beginning of the first Offering Period to be affected.

        5.      PARTICIPATION.   Participation in the Plan is optional. An
eligible Employee may apply to participate in the Plan by submitting to the Company's payroll office an Enrollment Form authorizing a payroll deduction and purchase of shares. The Enrollment Form shall be on a form provided by the Company and may be submitted to the Company at any time. Participation shall not be effective until the Enrollment Form is reviewed and accepted by the Company by written notice to the Employee. Once the Enrollment Form has been reviewed and accepted by the Company, participation in the Plan shall commence immediately.

        6.      PAYROLL DEDUCTIONS.

                6.1     ELECTION.   At the time a Participant submits an
        Enrollment Form, the Participant shall elect to have payroll deductions made on each payday during the Offering Period at a whole percentage from 5% to 15% of the Base Earnings which the Participant is to receive on such payday. In the case of Participants primarily compensated on a commission basis, a Participant can elect to have payroll deductions made on each payday during the Offering Period at a whole percentage from 5% to 15% on the commission portion of said Participant's Base Earnings, not to exceed $2,500.00 per month.

                6.2     HOLDING OF FUNDS.   All payroll deductions authorized
        by each Participant shall be held in an interest-bearing account with the Broker in the name of the Fidelity


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        National Financial, Inc. Employee Stock Purchase Plan (the
        "Company Account") until used to purchase Common Stock and shall not be used for any other purpose. The Company shall maintain records reflecting the amount in the Company Account for each Participant. Interest accruing on the payroll deductions credited to the Company Account shall be used to defray costs associated with the engagement of the Broker and will not be available to purchase shares of Common Stock under Paragraph 8. All withholding taxes in connection with a Participant's payroll deduction shall be deducted from the remainder of the Base Earnings paid to the Participant and not from the amount to be placed in the Company Account. A participant may not make any additional payments into the Company Account except as provided in Paragraph 17. All amounts in the Company Account derived from payroll deductions shall be referred to as the "Participant Contribution".

                6.3 CHANGES IN ELECTION. Participation in the Plan will continue until the Participant withdraws from the Plan, is no longer eligible to participate or the Plan is terminated. Such participation shall be on the basis of the payroll deduction election submitted by such Employee to the Company and then currently in effect. Each such election shall remain in effect until the effective date of any change in the amount of payroll deduction as requested by the Participant and accepted by the Company. To be effective in any Offering Period, a change in the amount of payroll deduction must be requested in writing and submitted to the Company. A Participant may change his withholding percentage at any time during an Offering Period but only one time during any one Offering Period. If a Participant's Base Earnings change during an Offering Period, the amount of the payroll deduction will be changed to the figure reflecting the Participant's previously elected deduction percentage applied to his or her new Base Earnings (but will not in any event be in excess of 15% of the Participant's Base Earnings).

        7. CONTRIBUTION BY THE COMPANY OR A SUBSIDIARY. The Company or a subsidiary shall make matching contributions (the "Matching Contribution") as follows:

                7.1 OFFICERS AND DIRECTORS AS PARTICIPANTS. For each officer or director of the Company or a Subsidiary who participates in the Plan and remains an Employee of the Company or a Subsidiary for at least one year after the termination of a particular Offering Period, the Company or subsidiary shall make upon the one year anniversary date after such Offering Period a Matching Contribution equal to one-half of the number of shares purchased on behalf of such Participant during such one year earlier Offering Period subject to Paragraph 7.3. Withholding taxes as and when required in connection with such Matching Contribution shall be withheld based upon the person's existing withholding percentages or as otherwise required by law from the Participant's Base Earnings. "Officer" shall mean president, secretary, vice president, treasurer or assistant vice president and shall be determined as of the end of an Offering Period.




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                7.2  OTHER PARTICIPANTS.  For each Participant in the Plan
        (other than an officer or director) who remains an Employee of the Company or a Subsidiary for at least one year after the termination of a particular Offering Period, the Company or Subsidiary shall make upon the one year anniversary date after such Offering Period a Matching Contribution equal to one-third of the number of shares purchased on behalf of such Participant during such one year earlier Offering Period subject to Paragraph 7.3. Notwithstanding the foregoing, for each Participant in the Plan (other than an officer or director) who has remained an Employee of the Company or a Subsidiary for at least ten years prior to the beginning of a particular Offering Period and who remains an Employee of the company or a Subsidiary for at least one year after the termination of such Offering Period, the Company or Subsidiary shall make upon the one year anniversary date after such Offering Period a Matching Contribution equal to one-half of the number of shares purchased on behalf of such Participant during such one year earlier Offering Period subject to Paragraph 7.3. Withholding taxes as and when required in connection with such Matching Contribution shall be withheld based upon the person's existing withholding percentages or as otherwise required by law from the Participant's Base Earnings.

                7.3 FRACTIONAL SHARE CALCULATIONS. Fractional shares shall not be issued regarding the Matching Contribution. If the above calculation results in an incremental share calculation which is .5 or greater, an additional whole share shall be issued. If the above calculation results in an incremental share calculation which is less than .5 no share shall be issued regarding such fraction.

                7.4 TIMING OF WITHHOLDING. The Company shall withhold taxes in two subsequent pay periods or as otherwise required by law.

        8.  PURCHASE OF SHARES REGARDING PARTICIPANT'S CONTRIBUTION.

                8.1 OFFICERS AND DIRECTORS AS PARTICIPANTS. For each officer or director of the Company or a Subsidiary who participates in the Plan and remains an Employee of the Company or a Subsidiary for at least one year after the termination of a particular Offering Period, the Company or Subsidiary shall make upon the one year anniversary date after such Offering Period a Matching Contribution equal to one-half of the amopunt contributed on behalf of such Participant during such one year earlier Offering Period subject to Paragraph 7.3. Withholding taxes as and when required in connection with such Matching Contribution shall be withheld based upon the person's existing withholding percentages or as otherwise required by law from the Participant's Base Earnings. "Officer" shall mean president, secretary, vice president, treasurer or assistant vice president and shall be determined as of the end of an Offering Period.

                8.2 OTHER PARTICIPANTS. For each Participant in the Plan (other than an officer or director) who remains an Employee of the Company or a Subsidiary for at least one year after the termination of a particular Offering Period, the Company or Subsidiary shall




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        make upon the one year anniversary date after such Offering
        Period a Matching Contribution equal to one-third of the amount contributed on behalf of such Participant during such one year earlier Offering Period subect to Paragraph 7.3. Notwithstanding the foregoing, for each Participant in the Plan (other than an officer or director) who has remained an Employee of the Company or a Subsidiary for at least ten years prior to the beginning of a particular Offering Period, and who remains an Employee of the Company or Subsidiary of such Offering Period, the Company or Subsidiary shall make upon the one year anniversary date after such Offering Period a Matching Contribution equal to one-half of the amount contributed on behalf of such Participant during such one year earlier Offering Period subject to Paragraph 7.3. Withholding taxes as and when required in connection with such Matching Contribution shall be withheld based upon the person's existing withholding percentages or as otherwise required by law from the Participant's Base Earnings.

                8.3     BROKER'S PURCHASE OF SHARES.   From time to time, the
        Broker, as agent for the Participants, shall purchase as many full shares or fractional shares of Common Stock as such Contributions will permit. The shares to be purchased shall be purchased at the then current fair market value and may, at the election of the Company, be either treasury shares, shares authorized but unissued, or shares purchased on the open market. The amount of Common Stock so Purchased by the Broker pursuant to this Paragraph 8.3 shall be allocated to the respective Brokerage Account of each Participant on the basis of the average cost of the Common Stock so Purchased, in proportion to the amount allocable to each Participant. At the end of each Offering Period under the Plan, each Participant. At the end of each Offering Period under the Plan, each Participant shall acquire full ownership of all full shares and fractional shares of Common Stock purchased for his Brokerage Account. Unless otherwise requested by the Participant, all such full shares and fractional shares so purchased shall be registered in the name of the Broker and will remain so registered until delivery is requested in accordance with Paragraph 8.5.

                8.4     FEES AND COMMISSIONS.   The Company shall pay the
        Broker's administrative charges for opening and maintaining the Brokerage Accounts for active Participants and the brokerage commissions on purchases made for such Brokerage Accounts which are attributable to Participant Contributions and Matching Contributions under the Plan. Such Brokerage Accounts may be utilized for other transactions as described in Paragraph 8.5 below, but any fees, commissions or other charges by the Broker in connection with such other transactions shall, in certain circumstances described in Paragraph 8.5, be payable directly to the Broker by the Participant.

                8.5     PARTICIPANT ACCOUNTS WITH BROKER.   Each Participant's
        Brokerage Account shall be credited with all cash dividends paid with respect to full shares and fractional shares of Common Stock purchased pursuant to Paragraphs 8.3 and 9 unless such shares are registered in the Participant's name. Unless otherwise instructed by the Participant, dividends on such Common Stock shall automatically be reinvested in Common Stock as


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        soon as practicable following receipt of such dividends by the
        Broker. Applicable fees and brokerage commissions on the reinvestment of such dividends will be payable by the Participant. Any stock dividends or stock splits which are made with respect to shares of Common Stock purchased pursuant to Paragraphs 8.3 and 9 shall be credited to the Participant's Brokerage Account without charge. Any Participant may request that a certificate for any or all of the full shares of Common Stock credited to his Brokerage Account be delivered to him at any time, provided, however, the Participant shall be charged by the Broker for any fees applicable to such requests. A Participant may request the Broker at any time to sell any or all of the full shares or fractional shares of Common Stock credited to his Brokerage account. Unless otherwise instructed by the Participant, upon such sale, the Broker will mail to the Participant a check for the proceeds, less any applicable fees and brokerage commissions and any transfer taxes, registration fees or other normal charges which shall be payable by the Participant. Except as provided in Paragraph 12, a request by the Participant to the Broker to sell shares of Common Stock or for delivery of certificates shall not affect an Employee's status as a Participant. A Participant who has a Brokerage Account with the Broker may purchase additional shares of Common Stock of the Company for his Brokerage Account at any time by separate purchases arranged through the Broker. When any such purchases are made the Participant will be charged by the Broker for any and all fees and brokerage commissions applicable to such transactions. In addition, any subsequent transactions with respect to such shares acquired including, but not limited to, purchases, sales, reinvestment of dividends, requests for certificates and crediting of stock dividends or stock splits, shall be at the expense of the Participant and the Broker shall charge the Participant directly for any and all fees and brokerage commissions applicable to such transactions.

        9.      ISSUANCE OF SHARES REGARDING MATCHING CONTRIBUTION.   Subject
to Paragraph 14, on the 10th day after the first anniversary of an Offering Period, each Participant's direct employer shall make the Matching Contribution for each qualified Participant in an amount described in Paragraph 7 by delivering to the Broker an amount equal to the total funds necessary to make the Matching Contributions described in Paragraph 7 together with a list of the number of shares allocable to the Brokerage Account of each Participant. As soon as practicable therafter, the Broker shall purchase the number of shares of Common Stock required in order to make the Matching Contributions. The shares to be purchased shall be purchased at the then current fair market value and may, at the election of the company, be either treasury shares, shares authorized but unissued, or shares purchased on the open market. At the time of such purchases, each Participant shall immediately acquire full ownership of all full shares of Common Stock purchased. Unless otherwise requested by the Participant, all such shares so purchased shall be registered in the name of the Broker and will remain so registered until delivery is requested in accordance with Paragraph 8.5.



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        10.  VOTING AND SHARES.  All voting rights with respect to the full shares of Common Stock held in the Brokerage Account of each Participant may be exercised by each Participant and the Broker shall exercise such voting rights in accordance with the Participant's signed proxy instruction duly delivered to the Broker. Fractional shares cannot be voted.

        11. STATEMENT OF ACCOUNT. As soon as practicable after the end of each Offering Period, the Broker shall deliver to each Participant a statement regarding all activity in his or her Brokerage Account, including his or her participation in the plan for such Offering Period. Such statement will show the number of shares acquired or sold, the price per share, the transaction date, stock splits, dividends paid, dividends reinvested and the total number of shares held in the Brokerage Account. The Broker shall also deliver to each Participant as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other material distributed by the Company to its stockholders, including the Company's annual report to its stockholders containing audited financial statements.

        12. WITHDRAWAL FROM THE PLAN. A Participant may withdraw from the Plan, effective as of the end of any Offering Period, by giving written notice to the Company not later than the 15th day prior to the end of such Offering Period. Upon any such withdrawal, the Participant shall be entitled to receive as promptly as possible from the Company all the participant's payroll deductions credited to the Company Account in his or her name during the applicable Offering Period, but shall not be entitled to the benefit of any Matching Contributions. In the event a Participant withdraws from the Plan pursuant to this Paragraph 12, the company shall notify the Broker as soon as practicable and the Broker shall maintain or close the Participant's Brokerage Account in accordance with the procedures set forth in Paragraph 15. A Participant who withdraws from the Plan may not reenter the Plan except by execution and delivery of a new Enrollment Form and payroll deduction election, and his or her participation shall be effective upon acceptance of the Enrollment Form by the Company by written notice to the Employee not sooner than 30 days after receipt of the Enrollment Form, provided that the company may in its discretion accept an Enrollment Form prior to the expiration of such 30 days.

        13. TERMINATION OF EMPLOYEE. In the event of the termination of a Participant's employment with the Company or a Subsidiary for any reason during an Offering Period, including but not limited to the death of a Participant, participation in the Plan shall terminate as well as any rights to Matching Contributions. The Participant or the personal representative of the Participant shall be entitled to receive an amount of cash determined in the same manner and payable at the same time as if the Participant had withdrawn from the Plan by giving notice of withdrawal effective as of the date such termination occurs. Notwithstanding the foregoing, termination of employment by one employer for the purpose of being re-employed immediately by the Company or one of its Subsidiaries shall not be considered termination under this Paragraph 13. Any reference in this Plan to withdrawal by a Participant from the Plan shall include termination as described in this Paragraph 13. In the event of the termination of a Participant's employment pursuant to this Paragraph 13, the Company shall notify the Broker as soon as practicable and the Broker shall maintain or close the Participant's Brokerage Account in



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accordance with the procedures set forth in Paragraph 15.

        14. AMENDMENT, SUSPENSION AND TERMINATION OF PLAN. This Plan may be amended or terminated by the Board at any time and such amendment or termination shall be communicated in writing to all Participants as soon as practicable after the date of such Board actions. If the Plan is terminated, each Participant shall be entitled to receive as promptly as possible from the Company all payroll deductions attributable to him or her which have not been used to purchase Common Stock pursuant to Paragraph 8, together with the accrued interest on the Participant's funds held in the Company Account (collectively, the "Account Balance"), but he or she shall not be entitled to the benefit of any Matching Contributions with respect to such deductions or interest or otherwise for any past or present Offering Periods. In any event this Plan shall terminate 20 years from the date the Plan is adopted or the date the Plan is approved by the stockholder, whichever is earlier. In the event that the Company terminates the Plan pursuant to this Paragraph 14, the Broker shall maintain or close the Participant's Brokerage Accounts in accordance with the procedures set forth in Paragraph 15. Notwithstanding any other provision to the contrary, any provision of this Plan may be amended by the Board or the Committee as required to obtain necessary approvals of governmental agencies if such change does not materially alter the rights and interests of stockholders of the Company. If there are any changes in the capitalization of the Company, such as through mergers, consolidations, reorganizations, recapitalizations, stock splits or stock dividends, appropriate adjustments will be made by the Company in the number of shares of its Common Stock subject to purchase under the Plan.

        15. DISPOSITION OF BROKERAGE ACCOUNT FOLLOWING WITHDRAWAL, DEATH, TERMINATION OF EMPLOYMENT OR TERMINATION OF PLAN. As soon as practicable following the notification of the withdrawal of a Participant from the Plan, the notification of the termination of a Participant's employment with the Company or a Subsidiary (which include the death of the participant) or of the notification that the Plan is terminated pursuant to Paragraph 14 hereof, the Broker shall notify the former Participant, or in the event of his death, his designated beneficiary, if any, or if no designated beneficiary the estate of the deceased Participant (collectively, an "Interested Party"), regarding the disposition of the former Participant's or deceased Participant's Brokerage Account. As soon as practicable following receipt of the notification set forth in the preceding sentence, the Interested Party may request the Broker to dispose of the former Participant's or deceased Participant's Brokerage Account, at the Interested Party's expense, by any one of the following means:

                (a) The Interested Party may request the Broker to maintain the former Participant's or deceased Participant's Brokerage Account for the Benefit of the Interested Party or any other person. The Interested Party shall be charged by the Broker for all maintenance fees and any and all other fees in connection with the Brokerage Account.

                (b) The Interested Party may request the Broker to sell all of the full shares and fractional shares of Common Stock, if any, held in the former Participant's or deceased




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        Participant's Brokerage Account. Upon such sale, the Broker will mail to the Interested Party a check for the proceeds, less any applicable fees and brokerage commissions and any transfer taxes, registration fees or other charges which shall be payable by the Interested Party.

                (c) The Interested Party may request the Broker to provide a certificate for all of the full shares of Common Stock, if any, together with a check in any amount equal to the proceeds of the sale of any fractional shares of Common Stock held in the former Participant's or deceased Participant's Brokerage Account less any applicable fees and brokerage commissions and any transfer taxes, registration fees or other charges which are payable by the participant. Maintenance of the former Participant's or deceased Participant's Brokerage commissions and any transfer taxes, registration fees or other charges which are payable by the Participant.

        16.     BROKER.   The Broker shall be Merrill Lynch, Pierce, Fenner &
Smith Incorporated which has agreed to act as Broker for such period as is determined by the company. Either the Company or the Broker may terminate such designation at any time upon 30 days' written notice. In the event of such termination of the Broker, the Company may administer the Plan without the use of a Broker or may appoint a successor Broker. Any successor Broker shall be vested with all the powers, rights, duties and immunities of the Broker hereunder to the same extent as if originally named as the Broker hereunder. The relationship between the Broker and the Participant will be the normal relationship of a broker and its client, and the Company assumes no responsibility in this respect.

        17. INITIAL CONTRIBUTION. Any Participant who files an Enrollment Form prior to the first Offering Period may elect to make an initial contribution ("Initial Contribution") to be allocated to him or her in the Company Account, by check payable to the Company, in any amount up to 15% of his or her Base Earnings for the period between November 1, 1986 and the commencement of the first Offering Period. The amount of the Initial Contribution shall be matched as provided in Paragraph 7, and withholding taxes in connection with such Matching Contribution shall be deducted in the same manner as provided in Paragraph 7.

                17.1 LUMP SUM CONTRIBUTION. The Board and/or the Committee may from time to time in its discretion allow any Participant in the Plan to make a lump sum contribution ("Lump Sum Contribution") to be credited to him or her in the Company account, by check payable to the Company, in any amount up to 15% of his or her Base Earnings, including commissions as set forth in Paragraph 6.1, for a period prescribed by the Board and/or the Committee. The amount of the Lump Sum Contribution shall be matched as provided in Paragraph 7, and withholding taxes in connection with such Matching Contribution shall be deducted in the same manner as provided in Paragraph 7.


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        18.     CONDITIONS TO ISSUANCE OF SHARES.   Shares shall not be issued
under the Plan unless issuance and delivery of such shares pursuant to the Plan shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the securities laws of the state in which any Employee resides, NASD requirements and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. By execution of the Enrollment Form, the Participant covenants and agrees that all shares are being pruchased only for investment and without any present intention to sell or distribute such shares.

        19.     NOTICE.

                19.1    TO COMPANY OR SUBSIDIARIES.   Any notice hereunder to
        the Company or to its Subsidiaries shall be in writing and such notice shall be deemed made only when delivered or three days after being mailed by certified mail return receipt requested to the Company's principal office at 17911 Von Karman Avenue, Suite 300, Irvine, California 92714 or to such other address as the Company may designate by notice to the Participants.

                19.2    TO PARTICIPANT.   Any notice to a Participant hereunder
        shall be in writing and any such communication and any delivery to a Participant shall be deemed made if mailed or delivered to the Participant at such address as the Participant may have on file with the Company.

        20.     MISCELLANEOUS.

                20.1    NO LIMITATION ON TERMINATION OF EMPLOYMENT.   Nothing
        in the Plan shall in any manner be construed to limit in any way the right of the Company or any of its Subsidiaries to terminate an Employee's employment at any time, without regard to the effect of such termination on any right such Employee would otherwise have under the Plan, or give any right to an Employee to remain employed by the company in any particular position or at any particular rate of remuneration.

                20.2    LIABILITY.   The Company, its Subsidiaries, any member
        of the Board or Committee and any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have no liability to any party for any action taken in good faith under the Plan, or based on or arising out of a determination of any questions under the Plan or an interpretation, administration or application of the Plan made in good faith.

                20.3 CAPTIONS. The captions of the paragraphs of this Plan are for convenience



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        only and shall not control or affect the meaning or construction of any of its provisions.

                20.4 ASSIGNMENT. Any rights of Employees hereunder shall be nonforfeitable, and no Account Balance or contribution made by any employer may revert or inure to the benefit of the Company or any Subsidiary, provided that no Participant shall be entitled to sell, assign, pledge or hypothecate any right or interest in his or her Account Balance.

         20.5  GOVERNING LAW.  Delaware law governs this Plan.

                20.6 SEVERABILITY. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

                20.7 SUCCESSORS. The provisions of this Plan shall bind and inure to the Benefit of the Company and its successors and assigns. The term "successors" as used herein shall include any corporate or other business entity which shall by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

        21. EFFECTIVE DATE OF PLAN. The Plan shall become effective upon the first day of the month after which the Board approves the Plan, subject to ratification by the stockholders of the Company, and all necessary approval of governmental agencies have been received.












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